Exhibit 10.17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

PROMISSORY NOTE

Principal $8,293,400.00	Loan Date 04-16-2020	Maturity 04-16-2022	Loan No [***]	Call / Coll 4A0 / 0004	Account [***]	Officer 78687	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing • • • • • has been omitted due to text length limitations.

Borrower:	Live Learning Technologies LLC 101 S Hanley Rd. Suite #300 Clayton, MO 63105	Lender:	Commerce Bank STL Metro Specialty Group 8000 Forsyth Blvd St. Louis, MO 63105

Principal Amount: $8,293,400.    Date of Note: April 16, 2020

PROMISE TO PAY. Live learning Technologies LLC (‘Borrower”) promises to pay to Commerce Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Eight Million Two Hundred Ninety-three Thousand four Hundred & 00/100 Dollars ($8,293,400.00), together with Interest on the unpaid principal balance from April 16, 2020, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 1.000%, until paid In full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in 18 payments of $466,810.99 each payment. Borrower’s first payment is due November 16, 2020, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on April 16, 2022, and will be for an principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid Interest; then lo principal: then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective Interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid In full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment In full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Commerce Bank, STL Metro Specialty Group, 8000 Forsyth Blvd, St. Louis , MO 63105.

LATE CHARGE. If a payment Is more than 15 days late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $250.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the Interest rate on this Note shall be increased by 3.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Loan No: [***]	PROMISSORY NOTE (Continued)	Page 2

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower falls to make any payment when due under this Note.

Other Defaults. Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained In any other agreement between Lender and Borrower.

Default in favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower’s existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, In an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor, Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party or any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs In Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the membership interests in Borrower shall also be an Event of Default.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid Interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES: EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Loan No: [***]	PROMISSORY NOTE (Continued)	Page 3

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

SBA NOTE PROVISION. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

SBA DEFAULT RATE MODIFICATION. Notwithstanding any language to the contrary set-forth above, the Interest Rate After Default paragraph will not apply for so long as the Promissory Note is subject to a U.S. Small Business Administration (“SBA”) guaranty. If SBA purchases the guaranteed portion of the unpaid principal balance, the Interest rate will become fixed at the rate in effect at the time of the earliest uncured payment default; and, if at the time of the SBA purchase, there is no uncured payment default, the interest rate will become fixed at the Interest rate in effect at the time at purchase. However, in no event will the Interest rate exceed the maximum Interest rate limitations under applicable law.

COUNTERPARTS. Borrower may execute this document and any or all of the Related Documents in one or more counterparts, all of which shall be considered one and the same Related Document. This document and the Related Documents shall become effective when one or more counterparts shall have been signed by each of the parties. Delivery of an executed counterpart of a signature page to this document and any or all of the Related Documents by facsimile or in electronic (i.e., “pd!” or “tif’) format shall be effective as delivery of a manually executed counterpart of this document and any or all of the Related Documents.

FURTHER ASSURANCES. Borrower covenants and agrees, without any additional consideration, to execute such additional documents, to do or cause to be done all further acts, and to produce such other records, instruments and documents, as lender in its reasonable discretion may require in order to effectively and validly document, close and fund the subject loan with Borrower.

ORAL AGREEMENT. Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrower(s)) and us (lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in the writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Loan No: [***]	PROMISSORY NOTE (Continued)	Page 4

ELECTRONIC RECORDS. The undersigned agrees that this document and all paper records related to the transaction with which this document is a part and whether or not the paper records were submitted in advance of, contemporaneously with or subsequent to, the execution of this document may, at the option of the Lender, be converted by any digital or electronic method or process to an electronic record or subsequently further converted or migrated to another electronic record format or electronic storage medium. The undersigned further agrees that upon conversion to an electronic record as authorized herein such electronic record shall be the record of the transaction and the electronic record shall have the same legal force and effect as the paper documents from which it was converted. The undersigned waives any legal requirement that any documents digitally or electronically converted be embodied, stored, or reproduced in a tangible media. The undersigned further agrees that a printed or digitally reproduced copy of the electronic record shall be given the same legal force and effect as a signed writing. In addition, the undersigned authorizes and agrees to destruction of the paper documents by the Lender upon conversion of the paper documents to a digital or electronic record.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender’s security Interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are Joint and several.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT !SIN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU {BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

LIVE LEARNING TECHNOLOGIES LLC

By:

Charles Cohn, Founder/CEO of Live Learning

Technologies LLC

LENDER:

COMMERCE BANK

X

Authorized Signer

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Loan No: [***]	PROMISSORY NOTE (Continued)	Page 5

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $8,293,400.00	Loan Date 04-16-2020	Maturity 04-16-2022	Loan No [***]	Call / Coll 4A0 / 0004	Account [***]	Officer 78687	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing • • • • • has been omitted due to text length limitations.

Borrower:	Live Learning Technologies LLC 101 S Hanley Rd. Suite #300 Clayton, MO 63105	Lender:	Commerce Bank STL Metro Specialty Group 8000 Forsyth Blvd St. Louis, MO 63105

LOAN TYPE. This is a fixed Rate (1.000%) Nondisclosable Loan to a Limited Liability Company for $8,293,400.00 due on April 16, 2022.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐ Personal, Family, or Household Purposes or Personal Investment.

☐ Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: Business Expenses.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $8,293,400.00 as follows:

Amount paid to Borrower directly:	$8,293,400.00
$8,293,400.00 Deposited to Checking Account	#
[***]
Note Principal:	$8,293,400.00

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING AN ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial Institutions to obtain, verify and record Information that identifies each person or business opening an account. What this means: When an account is opened, we will ask for information that will allow us to identify our customers (such as name, address, date of birth, etc.). We may also ask to see other documentation such as driver’s license, articles of Incorporation, partnership agreements or other identifying documents.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED APRIL 16, 2020.

BORROWER:

LIVE LEARNING TECHNOLOGIES LLC

By:

Charles Cohn, Founder/CEO of Live Learning

Technologies LLC